                                                                   EXHIBIT 10.84

                      Amendment to Note Purchase Agreement
                          Dated as of February 24, 1992


Dated as of
February 15, 1994


Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA  50392


Gentlemen:

Reference is made to the Note Purchase Agreement dated as of February 24, 1992 by and between Michael Foods, Inc. (the "Company"), and Principal Mutual Life Insurance Company (the "Original Agreement") under and pursuant to which $10,000,000 in aggregate principal amount of the Company's 10.40% Senior Notes due December 15, 1999 (the "Original Notes") were issued. Words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Original Agreement. In connection therewith, the Company hereby agrees with you as follows:

WHEREAS, the Company has requested that the Purchasers agree to amend Section
5.1 of the Original Agreement in the manner described below;

WHEREAS, the Purchasers are willing to amend Section 5.1 of the Original Agreement in the manner described below;

THEREFORE, the Company and the Purchasers agree as follows:

The definition of "Consolidated Net Earnings Available for Fixed Charges" contained in Section 5.1 of the Original Agreement is hereby amended by adding at the end of (but before the period) the following proviso:

     ; provided, however, that any operating and disposition losses associated with the discontinuation of the company's Reduced
     Cholesterol Liquid Whole Egg business shall be characterized as losses from discontinued operations for purposes of this definition, but only to the extent that any such operating and disposition losses do not exceed $33,000,000 pre-tax in the aggregate.


This amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument. All of the parties may sign the same counterpart or any one or more of the parties may sign separate counterparts.

If the foregoing is acceptable to you, kindly note your acceptance in the space provided below and thereupon it shall become a binding Amendment between us. All other terms and provisions of said Original Agreement and the Notes related thereto shall remain unchanged and are in all respects ratified, confirmed and approved.


                                                     MICHAEL FOODS, INC.

                                                     By: /s/ John D. Reedy
                                                         -----------------------
                                                         Vice President-Finance
                                                         Chief Financial Officer
                                                         Treasurer


Agreed and accepted to by:

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

By: /s/Jon M. Davidson
    ---------------------
    Assistant Director-Securities Investment

By: /s/David Seevers
    -------------------
    Director-Securities
    Research and Portfolio Management